AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT
This AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (the “Amendment”) between Flex Pharma, Inc. a Delaware corporation (the “Company”), and William McVicar, Ph.D. (the “Executive”) is effective as of July 6, 2017 (the “Effective Date”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Employment Agreement (as defined below).
W I T N E S S E T H:
Whereas the Company and Executive entered into that certain Executive Employment Agreement dated April 5, 2017 (the “Employment Agreement”); and
Whereas the Company’s Board of Directors recently appointed Executive the interim Chief Executive Officer, effective July 3, 2017, and the parties now wish to amend certain terms of the Employment Agreement as set forth herein.
NOW THEREFORE, in consideration of the foregoing, of the mutual promises contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1.AMENDMENT TO TITLE AND RESPONSIBLITIES. Section 2 of the Employment Agreement is hereby amended by adding the following to the end of such Section:
“During the period beginning on July 3, 2017 and ending on such date as the Board shall determine in its sole discretion, Executive shall also serve as the Company’s President and Chief Executive Officer. As the Company’s President and Chief Executive Officer, Executive shall have such duties, authorities and responsibilities commensurate with the duties, authorities and responsibilities of persons in similar capacities in similarly sized companies and such other duties and responsibilities as the Board shall designate.”
2.AMENDMENT TO BASE SALARY. Section 4 of the Employment Agreement is hereby amended by adding the following to the end of such Section:
“During such time as Executive serves as the Company’s President and Chief Executive Officer, Executive’s Base Salary shall also include a $5,000 monthly stipend (the “Stipend”), payable bi-monthly in accordance with the regular payroll practices of the Company.”
3.AMENDMENT TO EQUITY. Section 6 of the Employment Agreement is hereby amended by adding the following to the end of such Section:
“In addition, it will be recommended to the Board that the Company grant Executive an option to purchase 50,000 shares of the Company's Common Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, reverse stock split, combination or similar recapitalization affecting the Company’s Common Stock) at a price per share equal to the closing price for one (1) share of the Company’s Common Stock on the date of grant. The stock option will vest monthly over a four-year period measured from July 3, 2017, subject to Executive’s continuing employment with the Company. This option grant shall be subject to the terms and conditions of the Plan and a Stock Option Agreement. No right to any stock is earned or accrued until such time that vesting occurs, nor does the grant confer any right to continue vesting or employment.”
4.AMENDMENT TO DEFINITION OF “GOOD REASON”. Section 10(e) of the Employment Agreement is hereby amended by adding the following to the end of such Section:
“Notwithstanding anything herein to the contrary, the following shall not be considered “Good Reason” for Executive to terminate his employment hereunder: (i) the appointment of a new President and Chief Executive Officer by the Board (provided Executive remains the Company’s President, Research & Development following such appointment); and (ii) the reduction of the Stipend from the Executive’s Base Salary at such time, if ever, as Executive ceases to be the Company’s President and Chief Executive Officer.”
5.Miscellaneous. Executive acknowledges that his employment with the Company will continue to remain “at‑will.” This Amendment shall take effect as of the date hereof. This Amendment shall be binding upon and inure to the benefit of all of the parties to the Employment Agreement, their successors and assigns, heirs, devisees, legates and personal representatives. All other terms and provisions of the Employment Agreement not expressly modified by this Amendment shall remain in full force and effect. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original for all purposes and all of which shall be deemed collectively to be one agreement. This Amendment shall be governed by and construed in accordance with the Commonwealth of Massachusetts applicable to contracts made and to be performed therein, without giving effect to the principles thereof relating to the conflict of laws.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement, effective as of the date first written above.
Flex Pharma, Inc.
By: /s/ Stuart Randle
Name: Stuart Randle
Title: Director

EXECUTIVE
/s/ William McVicar
William McVicar